Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Shares, without par value, of Edesa Biotech, Inc., a British Columbia corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Velan Capital Master Fund LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Holdings LLC, its General Partner
Date:	02/18/2025

Velan Horizon Fund LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Horizon GP LLC, its General Partner
Date:	02/18/2025

Velan Capital Opportunity Fund II LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Holdings LLC, its Managing Member

Velan Horizon GP LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	02/18/2025

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	02/18/2025

Velan Capital Investment Management LP

By:	/s/ Adam Morgan
Adam Morgan, Managing Member of Velan Capital Management LLC, its General Partner
Date:	02/18/2025

Velan Capital Management LLC

By:	/s/ Adam Morgan
Adam Morgan, Managing Member
Date:	02/18/2025

Morgan Adam

By:	/s/ Adam Morgan
Adam Morgan
Date:	02/18/2025

VENKATARAMAN BALAJI

By:	/s/ Balaji Venkataraman
Balaji Venkataraman
Date:	02/18/2025